Exhibit 1

              JOINT FILING AGREEMENT FOR SCHEDULE 13D AMENDMENT

The undersigned acknowledge and agree that the foregoing Amendment No. 1 to Schedule 13D with respect to the Common Stock, par value $.10 per share, of Key Energy Group, Inc. shall be filed on behalf of each of them and contains the information with respect to each such person (and for which each such person shall be responsible) which would be contained if each such person were filing singly.

May 31, 1996	NEPTUNE PARTNERS-1989A, L.P.

							By its general partner, Neptune Management Partners, L.P.

							By its general partner, Neptune Management Company, Inc.

					Bys/s:Francisco A. Garcia
								Francisco A. Garcia
								Chairman of the Board

							NEPTUNE 1989 INVESTORS LIMITED

							By its investment manager

							s/s:Francisco A. Garcia
								Francisco A. Garcia

							NEPTUNE 1989C OFFSHORE 							INVESTORS LIMITED

							By its investment manager, Neptune Management Partners, L.P.

							By its general partner, Neptune Management Company, Inc.

							Bys/s:Francisco A. Garcia       								Francisco A. Garcia
								Chairman of the Board

							s/s:Francisco A. Garcia
								Francisco A. Garcia

							s/s:A. Torrey Reade            										A. Torrey Reade